UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 5, 2008

VIEW SYSTEMS, INC

(Exact name of registrant as specified in its charter)

      Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

of incorporation)                                            File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On May 5, 2008, the Circuit Court in the Florida 4th Judicial Circuit in and for Duval County, Florida in a case styled View Systems, Inc. vs. State of Florida, Dept. of State, Div. of Corporations, Case No. 2008-CA-001565-XXXX-MA, entered summary judgment for declaratory relief in favor of the Company.  The judgment is appealable for the 30-day period following the date of the judgment.

We filed a civil action to compel the correction of the filing date.  The Company’s complaint alleges that during the third quarter of 2007, it came to our attention that there was a clerical communications error, which affected our efforts in 2003 to re-domicile our state of incorporation from Florida to Nevada. On July 31, 2003, we filed Articles of Merger in both Florida and Nevada to effect our re-domicile. However, on August 12, 2003 the Florida Secretary of State rejected our Articles of Merger. The Florida Secretary of State wanted original documents, not copies, which would be acceptable for computer imaging.  The Company re-filed the Articles of Merger with the Florida Secretary of State as requested. However, Florida filed our Articles of Merger as of August 29, 2003 instead of July 31, 2003; an event that escaped our  and our lawyer’s attention for more than four years.

View Systems is anticipating calling an annual meeting in due order, if no further actions or appeals are required.  At the annual meeting a variety of subjects will be addressed and decided upon.  We also will file information statements and send proxy information as required.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc.

(Registrant)

Date: May 7, 2008

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

 *Print name and title of the signing officer under his signature.